Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas McFall, Jeremy Fletcher and Jeffrey Groves, and each of them acting individually, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments to this registration statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462 under the Securities Act of 1933 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ GREG HENSLEE	President and Chief Executive Officer (Principal Executive Officer) of O’Reilly Automotive, Inc.; President and Chief Executive Officer (Principal
Greg Henslee	Executive Officer) and Director of O’Reilly Automotive Stores, Inc., Ozark Automotive Distributors, Inc., Greene County Realty Co., O’Reilly II Aviation Corporation and Ozark Services, Inc.	February 29, 2016

/s/ JAY D. BURCHFIELD
Jay D. Burchfield	Director of O’Reilly Automotive, Inc.	February 29, 2016

/s/ THOMAS T. HENDRICKSON
Thomas T. Hendrickson	Director of O’Reilly Automotive, Inc.	February 29, 2016

/s/ PAUL R. LEDERER
Paul R. Lederer	Director of O’Reilly Automotive, Inc.	February 29, 2016

/s/ JOHN MURPHY
John Murphy	Director of O’Reilly Automotive, Inc.	February 29, 2016

/s/ CHARLES H. O’REILLY, JR.
Charles H. O’Reilly, Jr.	Director of O’Reilly Automotive, Inc.	February 29, 2016

/s/ DAVID E. O’REILLY	Director of O’Reilly Automotive, Inc., O’Reilly Automotive Stores, Inc., Ozark Automotive
David E. O’Reilly	Distributors, Inc., Greene County Realty Co., O’Reilly II Aviation Corporation and Ozark Services, Inc.	February 29, 2016

/s/ LARRY P. O’REILLY
Larry P. O’Reilly	Director of O’Reilly Automotive, Inc.	February 29, 2016

/s/ ROSALIE O’REILLY WOOTEN
Rosalie O’Reilly Wooten	Director of O’Reilly Automotive, Inc.	February 29, 2016

/s/ RONALD RASHKOW
Ronald Rashkow	Director of O’Reilly Automotive, Inc.	February 29, 2016

/s/ JEFF SHAW	Director of Ozark Automotive Distributors, Inc.,	February 29, 2016
Jeff Shaw	Greene County Realty Co., O’Reilly II Aviation Corporation and Ozark Services, Inc.

/s/ TRICIA HEADLEY	Director of Ozark Automotive Distributors, Inc.,	February 29, 2016
Tricia Headley	Greene County Realty Co., O’Reilly II Aviation Corporation and Ozark Services, Inc.